CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293186 on Form S-6 of our report dated March 25, 2026, relating to the financial statement of FT 12853, comprising Digital World Leaders Opportunity Portfolio, Series 21, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 25, 2026